Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Historical Financial Data of News Corporation”, “Selected Historical Financial Data of Newco” and “Experts” in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-145925) of Ruby Newco LLC and News Corporation and to the incorporation by reference therein of our reports dated August 23, 2007, with respect to the consolidated financial statements of News Corporation, News Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of News Corporation, included in its Annual Report (Form 10-K) for the year ended June 30, 2007, filed with the Securities and Exchange Commission and to the use of our report dated September 5, 2007 with respect to the consolidated balance sheet of Ruby Newco LLC included therein.

/s/ Ernst & Young LLP

New York, New York

October 16, 2007